Exhibit 99.1

ARCA biopharma Announces Second Quarter 2024 Financial Results and Provides Corporate Update

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Westminster, CO, August 1, 2024 – ARCA biopharma, Inc. (Nasdaq: ABIO), (the “Company”) a biopharmaceutical company applying a precision medicine approach to developing genetically targeted therapies for cardiovascular diseases, today reported second quarter 2024 financial results and provided a corporate update.

In April 2022, ARCA established a Special Committee of the board of directors (the “Board”) of ARCA to conduct a comprehensive review of strategic alternatives. As part of the strategic review process, the Company explored potential strategic alternatives that included, without limitation, an acquisition, merger, business combination or other transactions. The Company has and is continuing to explore strategic alternatives related to its product candidates and related assets, including, without limitation, licensing transactions and asset sales.

On April 3, 2024, following a comprehensive review of strategic alternatives, the Company, Atlas Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ARCA (“Merger Sub I”), Atlas Merger Sub II LLC, a Delaware limited liability company and a wholly-owned subsidiary of ARCA (“Merger Sub II”) and Oruka Therapeutics, Inc., a Delaware corporation (“Oruka”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I will merge with and into Oruka, with Oruka continuing as a wholly owned subsidiary of ARCA and the surviving corporation of such merger (the “First Merger”) and as part of the same overall transaction, the surviving corporation in the First Merger will merge with and into Merger Sub II with Merger Sub II continuing as a wholly owned subsidiary of ARCA and the surviving entity of such merger (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Additional descriptions about the Merger Agreement and related agreements were previously disclosed on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 3, 2024. In connection with the proposed Merger, the Company has filed relevant materials with the SEC, including a registration statement on Form S-4 that contains a definitive proxy statement and prospectus of the Company.

In connection with the Merger, the Company will dispose of (or is in the process of disposing of) its legacy technology and intellectual property, including those related to Gencaro™ (bucindolol hydrochloride) and Recombinant Nematode Anticoagulant Protein c2 (“rNAPc2”). Any such disposal of legacy technology and intellectual property will be contingent upon obtaining stockholder approval for the Merger and is expected to occur immediately prior to or concurrently with the closing of the Merger. In the event that the Company shall enter into an agreement for any such sale or other disposition of its legacy assets at or prior to the closing of the Merger, the net proceeds received at or prior to the closing of the Merger will be included in the calculation of the net cash of the Company as of the closing.

The Company’s future operations are highly dependent on the success of the Merger and there can be no assurances that the Merger will be successfully consummated. In the event that the Company does not complete the Merger, the Company may explore strategic alternatives, including, without limitation, another strategic transaction and/or pursue a dissolution and liquidation of the Company.

Second Quarter 2024 Summary Financial Results

Cash and cash equivalents were $33.3 million as of June 30, 2024, compared to $37.4 million as of December 31, 2023. ARCA believes that its current cash and cash equivalents, consisting primarily of money market funds, will be sufficient to fund its operations through the end of 2025. Our future viability beyond that point is dependent on the results of the strategic review process and our ability to raise additional capital to fund our operations. We expect to continue to incur costs and expenditures in connection with the process of evaluating strategic alternatives. There can be no assurance, however, that we will be able to successfully consummate any particular strategic transaction, including the Merger. The process of continuing to evaluate these strategic options may be very costly, time-consuming and complex and we have incurred, and may in the future incur, significant costs related to this continued evaluation, such as legal, accounting and advisory fees and expenses and other related charges.

General and administrative (G&A) expenses were $3.0 million for the quarter ended June 30, 2024, compared to $1.7 million for the corresponding period in 2023, an increase of approximately $1.3 million. During the three months ended June 30, 2024, we recorded $370,000 for one-time termination benefits related to the separation of Dr. Michael Bristow, the former Chief Executive Officer of ARCA, effective April 3, 2024. The increase for the three month period was primarily the result of a $0.9 million increase in professional fees primarily related to the Merger Agreement discussed above and $0.4 million higher one-time termination benefits from the termination discussed above in 2024. G&A expenses in 2024 are expected to be higher than those in 2023 as we incur professional fees related to the Merger Agreement discussed above and maintain administrative activities to support our ongoing operations. We expect to incur significant costs related to our exploration of strategic alternatives and the Merger, including legal, accounting and advisory expenses and other related charges.

Research and development (R&D) expenses were $0.1 million for the quarter ended June 30, 2024, compared to $0.3 million for the corresponding period in 2023. Of the $0.2 million decrease in R&D expenses in the second quarter of 2024 as compared to the second quarter of 2023, $0.1 million was primarily related to decreased headcount and $0.1 million was primarily related to the unrestricted research grants with ARCA’s former President and Chief Executive Officer’s academic research laboratory at the University of Colorado. There was no expense under these arrangements for the three months ended June 30, 2024. Total expense under these arrangements for the three months ended June 30, 2023 was $0.1 million. In December 2023, the Company made a payment of $125,000 for the grant period July 2022 through December 2023 under these arrangements. As discussed above, the former President and Chief Executive Officer resigned in April 2024. R&D expense in 2024 is expected to be lower than 2023 while we explore strategic alternatives. Should we resume clinical trials of product candidates, we expect research and development costs to increase significantly for the foreseeable future as our product candidate development programs progress.

Total operating expenses for the quarter ended June 30, 2024 were $3.1 million compared to $2.0 million for the second quarter of 2023.

Net loss for the quarter ended June 30, 2024 was $2.7 million, or $0.18 per basic and diluted share, compared to $1.5 million, or $0.10 per basic and diluted share in the second quarter of 2023.

About ARCA biopharma

ARCA biopharma is dedicated to developing genetically and other targeted therapies for cardiovascular diseases through a precision medicine approach to drug development. For more information, please visit www.arcabio.com or follow the Company on LinkedIn.

Safe Harbor Statement

This press release contains "forward-looking statements" for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 concerning ARCA, Oruka, the proposed pre-closing financing and the proposed merger between ARCA and Oruka (collectively, the “Proposed Transactions”) and other matters. These statements include, but are not limited to, express or implied statements relating to ARCA’s or Oruka’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Proposed Transactions and the expected effects, perceived benefits or opportunities, including investment amounts from investors and expected proceeds, and related timing with respect thereto, expectations regarding or plans for discovery, preclinical studies, clinical trials and research and development programs, in particular with respect to ORKA-001 and ORKA-002, and any developments or results in connection therewith, including the target product profile of each of ORKA-001 and ORKA-002; the anticipated timing of the commencement of and results from those studies and trials; expectations regarding the use of proceeds, the sufficiency of post-transaction resources to support the advancement of Oruka’s pipeline through certain milestones and the time period over which Oruka’s post-transaction capital resources will be sufficient to fund its anticipated operations; the cash balance of the combined entity at closing; expectations regarding the treatment of psoriasis and associated diseases; expectations related to ARCA’s contribution and payment of dividends in connection with the Merger, including the timing thereof; the expected trading of the combined company’s stock on Nasdaq under the ticker symbol “ORKA;” potential future development plans for Gencaro, including ARCA’s ability to continue development of Gencaro; ARCA’s ability to secure sufficient financing to support any clinical trials for Gencaro: and the ability of ARCA’s financial resources to support its operations at the current levels through the end of fiscal year 2025, ARCA’s ability to obtain additional funding when needed or enter into a strategic or other transaction, the extent to which ARCA’s issued and pending patents may protect ARCA’s products and technology, the potential of such product candidates to lead to the development of safe or effective therapies, ARCA’s ability to enter into collaborations, or ARCA’s ability to maintain listing of its common stock on a national exchange. These and other factors are identified and described in more detail in ARCA’s filings with the Securities and Exchange Commission, including without limitation ARCA’s annual report on Form 10-K for the year ended December 31, 2023 and the registration statement on Form S-4, as amended, filed with the SEC, and subsequent filings. ARCA disclaims any intent or obligation to update these forward-looking statements.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, ARCA undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

No Offer or Solicitation

This press release and the information contained herein is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the Proposed Transactions or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the Proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESS RELEASE IS TRUTHFUL OR COMPLETE.

Important Additional Information About the Proposed Transactions Will be Filed with the SEC

This press release is not a substitute for the registration statement on Form S-4 or any other document that ARCA has filed or may file with the SEC in connection with the Proposed Transactions. In connection with the Proposed Transactions, ARCA has filed with the SEC a registration statement on Form S-4, which contains a proxy statement/prospectus of ARCA. ARCA URGES INVESTORS AND STOCKHOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE OR MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCA, ORUKA, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders can obtain free copies of the proxy statement/prospectus and other documents filed by ARCA with the SEC through the website maintained by the SEC at www.sec.gov. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials filed with the SEC before making any voting or investment decision with respect to the Proposed Transactions. In addition, investors and stockholders should note that ARCA communicates with investors and the public using its website (https://arcabio.com/investors/).

Participants in the Solicitation

ARCA, Oruka and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Proposed Transactions. Information about ARCA’s directors and executive officers including a description of their interests in ARCA is included in ARCA’s most recent Annual Report on Form 10‑K, including any information incorporated therein by reference, as filed with the SEC. Information about ARCA’s and Oruka’s respective directors and executive officers and their interests in the Proposed Transactions is included in the proxy statement/prospectus relating to the Proposed Transactions filed with the SEC.

Investor & Media Contact:

Jeff Dekker

720.940.2122

ir@arcabio.com

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ARCA BIOPHARMA, INC.

BALANCE SHEET DATA

(in thousands)

(unaudited)

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$33,283	$37,431
Working capital	$32,549	$36,955
Total assets	$33,844	$37,861
Total stockholders’ equity	$32,573	$37,020

ARCA BIOPHARMA, INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except share and per share amounts)
Costs and expenses:
General and administrative	$2,992	$1,719	$5,309	$3,125
Research and development	130	254	295	644
Total costs and expenses	3,122	1,973	5,604	3,769
Loss from operations	(3,122)	(1,973)	(5,604)	(3,769)

Interest and other income	444	493	917	943
Net loss	$(2,678)	$(1,480)	$(4,687)	$(2,826)

Net loss per share:
Basic and diluted	$(0.18)	$(0.10)	$(0.32)	$(0.20)
Weighted average shares outstanding:
Basic and diluted	14,506,879	14,410,143	14,504,011	14,410,143